UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18662 MacArthur Blvd., Suite 110, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

True Drinks Holdings, Inc. (the “Company”) today announced that current director, James J. Greco, has been appointed to serve as the Company’s Chief Executive Officer. Mr. Greco will fill the role formerly held by Kevin Sherman. Mr. Sherman will continue serving as the Company’s President and as a member of the Company’s Board of Directors. A copy of the press release announcing Mr. Greco’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection the appointment of Mr. Greco as the Company’s Chief Executive Officer, the Company and Mr. Greco entered into an at-will employment agreement, effective April 13, 2017 (the “Effective Date”) (the “Greco Employment Agreement”), pursuant to which Mr. Greco will receive a salary payment for the period from the Effective Date until September 30, 2017 of $1, and will be entitled to annual base salary of $250,000, payable in accordance with the Company’s existing payroll practices beginning in October 2017. Under the terms and conditions of the Greco Employment Agreement, Mr. Greco received on the Effective Date: (i) a guaranteed bonus in the form of 1,302,084 shares of the Company’s restricted common stock (the “Bonus Award”), which Bonus Award will vest in full on December 31, 2017; (ii) stock options to purchase up to 6,300,315 shares of the Company’s common stock, an amount equal to 2% of the Company’s issued and outstanding shares of common stock (including preferred stock on an as-converted basis), which options will vest annually over a four-year period beginning on the Effective Date, or in full upon a Change of Control (as defined in the Greco Employment Agreement) (the “Employee Options”); and (iii) stock options to purchase up to 9,450,474 shares of the Company’s common stock, vesting of which will begin in 2018 and vest annually over three years, conditioned on the Company’s achievement of certain performance goals (the “Performance Options”). Both the Employee Options and the Performance Options have a five-year term, and are exercisable for $0.096 per share, an amount equal to the five-day average closing price of the Company’s common stock as of the Effective Date.

Mr. Greco, age 59, has served as a director of the Company since February 2017 and is the President and Chief Executive Officer of Pilgrim Holdings, LLC, a position he has held since October 2001. Mr. Greco previously served as Chief Operating Officer of Newk's Franchise Company, LLC from July 2014 until October 2016, as well as President from January 2016 until October 2016. Prior to his time with Newk’s Franchise Company, Mr. Greco served as the Chief Executive Officer and President of Sbarro LLC from January 2012 until October 2013, and as the Chief Executive Officer of Bruegger's Enterprises, Inc. from August 2003 to December 2011. Mr. Greco currently serves as a director of the Palm Beach County Food Bank, as well as an operating advisor for Lincoln Road Global Management. Mr. Greco is a member of the Connecticut and Florida bars. He earned a B.A. in Economics from Georgetown University and a J.D. from the University of Miami, School of Law. He has also completed International Studies at City University, London, England.

Except as otherwise disclosed herein, there are no related party transactions between the Company and Mr. Greco that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Greco’s service as the Company’s Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: April 18, 2017	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, by and between True Drinks Holdings, Inc. and James J. Greco, dated April 13, 2017.
99.1	Press release, dated April 18, 2017